Exhibit 107

Calculation of Filing Fee Table

S-1

(Form Type)

Forge Global Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee	Filing Fees Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fee Previously Paid
Fees to be Paid
	Equity	Common stock, par value $0.0001 per share (PIPE and Forward Purchase Shares)(3)	Rule 457(c)	20,850,000	$15.02(2)	$313,167,000	$0.0000927	$29,030.58
	Equity	Common stock, par value $0.0001 per share(4)	Rule 457(c)	82,385,964	$15.02(2)	$1,237,437,180	$0.0000927	$114,710.43
	Equity	Common stock, par value $0.0001 per share (Private Placement and FPA Warrant Shares)(5)	Rule 457(c)	12,053,331	$15.02 (2)	$181,041,032	$0.0000927	$16,782.50
	Equity	Common stock, par value $0.0001 per share (Public Warrant Shares)(6)	Rule 457(c)	13,799,940	$15.02 (2)	$207,275,099	$0.0000927	$19,214.40

Equity	Common stock, par value $0.0001 per share (Former Employee Options)(7)	Rule 457(c)	1,454,131		$1.43 (2)		$2,079,408	$0.0000927		$192.76
Equity	Common stock, par value $0.0001 per share (Assumed Warrants)(8)	Rule 457(c)	1,551,495		3.98 (2)		$6,174,951	$0.0000927		$572.42
Equity	Warrants to purchase Common Stock (Private Placement and FPA Warrants)(6)	Rule 457(g)	12,053,331	$	—(9)	$	—(9)	$0.0000927	$	—(9)
Carry Forward Securities
Total Offering Amounts							$1,947,174,667			$180,503.09
Total Fee Offsets
Net Fee Due							$1,947,174,667			$180,503.09

(1)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock (“Common Stock”) that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Common Stock, as applicable.
(2)	Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act based on the average of the high and low prices of the Common Stock quoted on the New York Stock Exchange on April 14, 2022.
(3)	Consists of an aggregate of (A) 6,850,000 outstanding shares of the Registrant’s Common Stock purchased from the Registrant for a purchase price of $10.00 per share pursuant to separate PIPE subscription agreements (the “PIPE Investment”) and (B) 14,000,000 shares of the Registrant’s Common Stock purchased as part of the forward purchase units issued to affiliates of Motive Capital Funds Sponsor, LLC (the “Sponsor”) at a price of $10.00 per forward purchase unit, issued pursuant to pursuant to that certain Amended and Restated Forward Purchase Agreement (the “Forward Purchase”). These shares are registered for resale on this Registration Statement.
(4)	Consists of (A) an aggregate of 10,350,000 shares of Common Stock held by the Sponsor and certain former independent directors, (B) an aggregate 72,035,964 shares of Common issued or issuable to former equity holders of Forge Global, Inc. pursuant to the Business Combination. These shares are registered for resale on this Registration Statement.
(5)	Refers to (A) 12,053,331 warrants, consisting of (i) 7,386,667 private placement warrants held by the Sponsor registered for resale on this Registration Statement (ii) 4,666,664 warrants issued as part of the forward purchase units in the Forward Purchase held by affiliates of the Sponsor registered for resale on this Registration Statement and (B) 12,053,331 shares of the Registrant’s Common Stock issuable upon exercise of such warrants registered for issuance and resale on this Registration Statement. Each such warrant is exercisable for one share of the Registrant’s Common Stock at a price of $11.50 per share, subject to adjustment.
(6)	Consists of 13,799,940 shares of the Registrant’s Common Stock issuable upon exercise of public warrants, which are registered for issuance on this Registration Statement. Each such warrant is exercisable for one share of the Registrant’s Common Stock at a price of $11.50 per share, subject to adjustment.
(7)	Consists of 1,454,131 shares of the Registrant’s Common Stock issuable upon exercise of certain outstanding options assumed by the Registrant in connection with the business combination and held by persons who terminated their employment or other relationship with Forge prior to the closing of the business combination (the “Former Employee Options”), which are registered for issuance on this Registration Statement.
(8)	Consists of 1,551,495 shares of Common Stock issuable upon exercise of warrants assumed by the Registrant in connection with the business combination (the “Assumed Warrants”), which are registered for issuance on this Registration Statement.

(9)	Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Common Stock.